     As filed with the Securities and Exchange Commission on July 19, 1995
                                                   Registration No. 33-_________
================================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            SYNBIOTICS CORPORATION
               (Name of registrant as specified in its charter)

              CALIFORNIA                              95-3737816
     (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)               Identification No.)

          11011 VIA FRONTERA
         SAN DIEGO, CALIFORNIA                         92127
(Address of principal executive offices)            (Zip Code)

                            SYNBIOTICS CORPORATION
                     1995 STOCK OPTION/STOCK ISSUANCE PLAN
                           (Full title of the plan)

                               MICHAEL K. GREEN
             VICE PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER
                            SYNBIOTICS CORPORATION
               11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA  92127
                    (Name and address of agent for service)

                                (619) 451-3771
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                            HAYDEN J. TRUBITT, ESQ.
                          BROBECK, PHLEGER & HARRISON
                         550 West C Street, Suite 1300
                         San Diego, California  92101

                             ____________________


          This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                             ____________________

                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------
 Title of securities to be  Amount to be     Proposed maximum          Proposed maximum         Amount of
      registered             registered  offering price per share   aggregate offering price   registration fee
- ----------------------------------------------------------------------------------------------------------------
Common Stock (under
1995 Stock Option Plan)     1,300,000/1/          $2.75/2/                $3,575,000            $1,232.76

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the last sale reported per share of Common Stock of Synbiotics Corporation on July 12, 1995 as reported on the Nasdaq National Market.

================================================================================

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

Synbiotics Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Registrant's latest Annual Report, filed on Form 10-KSB for the nine month fiscal year ended December 31, 1994, in which there is set forth the Registrant's audited financial statements for the nine month period ended December 31, 1994.

     (b) the Registrant's Quarterly Report, filed on Form 10-QSB for the quarter ended March 31, 1995.

     (c) the Registrant's Registration Statement on Form S-1, filed with the Commission on July 3, 1987, pursuant to Section 12 of the Securities Exchange Act of 1933, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES
          -------------------------

Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

     (a) Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

     (b) Article VIII, Section 4 of the Bylaws of the Company provides that the Company shall have the power to indemnify any person who is or was a director, officer, employee or agent of the Company or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, subject to certain limitations. The rights to indemnity thereunder continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company (or was serving at the Company's request as a director, officer, employee or agent of another corporation) may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

     (c) Article Seventh of the Company's Articles of Incorporation provides that liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California law. Article Eighth of the Company's Articles of Incorporation further provides that the Company is authorized to indemnify agents (as defined in Section 317 of the California General Corporation Law) in excess of the indemnification otherwise permitted by Section 317, subject to the limits set forth in Section 204 of the California General Corporation Law.

     (d) Pursuant to authorization provided under the Articles of Incorporation, the Company has entered into indemnification agreements with its directors and officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. the indemnification agreements provided for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending an action, suit or proceeding. In order to receive an advance of expenses, the individual must undertake to repay such advance upon a determination that he or she is not entitled to indemnification. The Company's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

Not applicable.


ITEM 8.   EXHIBITS
          --------

Exhibit No.  Exhibit
- -----------  -------

 5        Opinion and consent of Brobeck, Phleger & Harrison.
23.1 Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5 to this Registration Statement on Form S-8.
23.2      Consent of Independent Accountants, Price Waterhouse LLP.
24 Power of Attorney, reference is made to page 4 of this Registration Statement on Form S-8.
99.1      1995 Stock Option/Stock Issuance Plan.
99.2      Form of Notice of Grant of Stock Option.


ITEM 9.   UNDERTAKINGS
          ------------

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, (1) that clauses (1)(i) and (1)(ii) shall not apply if
     --------
     the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;
     (2) that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) that the Registrant shall remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon termination of the Registrant's 1995 Stock Option Plan.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar a indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 17th day of July, 1995.

                                     SYNBIOTICS CORPORATION

                                     By   /s/ Michael K. Green
                                          -----------------------------
                                          Michael K.  Green
                                          Vice President - Finance


                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Synbiotics Corporation, a California corporation, do hereby constitute and appoint Robert L. Widerkehr and Michael K. Green, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or caused to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                 TITLE                              DATE
       ---------                                 -----                              ----

/s/ Robert L. Widerkehr     Chief Executive Officer, President and Director    July 17, 1995
- ------------------------
Robert L.  Widerkehr

/s/ Michael K. Green        Chief Financial Officer                            July 17, 1995
- ------------------------
Michael K. Green

/s/ Keith A. Butler         Chief Accounting Officer and Corporate Controller  July 17, 1995
- ------------------------
Keith A. Butler

/s/ Patrick Owen Burns      Director                                           July 17, 1995
- ------------------------
Patrick Owen Burns

/s/ James C. DeCesare       Director                                           July 17, 1995
- ------------------------
James C. DeCesare

/s/ Theodor H. Heinrichs    Director                                           July 17, 1995
- ------------------------
Theodor H.  Heinrichs

/s/ M. Blake Ingle          Director                                           July 17, 1995
- ------------------------
M. Blake Ingle

/s/ Donald E. Phillips      Director                                           July 17, 1995
- ------------------------
Donald E.  Phillips

                      SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933

                            SYNBIOTICS CORPORATION

                                 EXHIBIT INDEX

Exhibit No.    Exhibit
- -----------    -------

 5             Opinion and consent of Brobeck, Phleger & Harrison.
23.1           Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5 to this Registration Statement on Form S-8.
23.2           Consent of Independent Accountants, Price Waterhouse LLP.
24             Power of Attorney, reference is made to page 4 of this
                Registration Statement on Form S-8.
99.1           1995 Stock Option/Stock Issuance Plan.
99.2           Form of Notice of Grant of Stock Option.